Exhibit 99.1

Hancock Jaffe Deemed Compliant With All Nasdaq Continued Listing Requirements

Company Regains Compliance with Nasdaq Minimum Bid Requirement

IRVINE, California, December 21, 2020 – Hancock Jaffe Laboratories, Inc. (Nasdaq: HJLI), a developer of medical devices that restore cardiac and vascular health, today announced that the Company has received formal notification from the Nasdaq Hearings Panel (the “Panel”) that the Company has evidenced full compliance with the minimum bid price requirement and all other applicable criteria for continued listing on The Nasdaq Stock Market, that all compliance matters have been resolved, and that the Panel has closed the HJLI compliance file.

To evidence compliance with the minimum bid requirement, the Company needed to evidence a closing bid price of at least $1.00 per share for a minimum of ten, but generally not more than 20, consecutive business days. The Panel has determined to continue the listing of the Company’s securities on The Nasdaq Stock Market and the Company has no further deficiencies.

About Hancock Jaffe Laboratories, Inc.

HJLI specializes in developing and manufacturing bioprosthetic (tissue based) medical devices to establish improved standards of care for treating cardiac and vascular diseases. HJLI currently has two lead product candidates: the VenoValve®, a porcine based valve which is intended to be surgically implanted in the deep venous system of the leg to treat reflux associated with Chronic Venous Insufficiency; and the CoreoGraft®, a bovine tissue based off the shelf conduit intended to be used for coronary artery bypass surgery. For more information, please visit HancockJaffe.com.

Cautionary Note on Forward-Looking Statements

This press release and any statements of stockholders, directors, employees, representatives and partners of Hancock Jaffe Laboratories, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth or implied in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future presentations or otherwise, except as required by applicable law.

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